UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2023

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613			59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)			(I.R.S. employer identification no.)

	11780 U.S. Highway One, Suite 600
	Palm Beach Gardens,	FL	33408
	(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 627-7171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2023, Dycom Industries, Inc. (the “Company”) announced the appointment of Mr. Luis Avila-Marco to its Board of Directors (the “Board”). Mr. Avila-Marco served as the Senior Vice President of Strategy and Corporate Development of Cox Enterprises, Inc. (“Cox”), a privately held company with investments in the broadband, automotive and media industries, from July 2018 to December 2021, leading Cox’s corporate strategy and inorganic growth opportunities, including mergers and acquisitions, business development and venture investments. Mr. Avila-Marco was the Executive Vice President of Strategy and Corporate Development for Juniper Networks, Inc. from 2008 to 2014. Mr. Avila-Marco also served in multiple leadership roles at Scientific Atlanta, a Cisco company, including as the Vice President of Corporate Strategic Planning and as Director of Worldwide Sales and Marketing, the Director of Strategic Marketing and Corporate Development and as the Vice President of Corporate Strategic Planning. Mr. Avila-Marco holds a M.B.A. from Emory University and a B.S. in Electrical Engineering from the Universidad Politécnica de Madrid. Mr. Avila-Marco is fluent in Spanish.

Mr. Avila-Marco will receive an annual retainer fee in the amount of $75,000, to be paid in four quarterly installments and a grant of restricted stock units with a grant date fair value of $150,000 based on the closing price of the stock on the grant date of June 14, 2023, both of which will be subject to proration to reflect the commencement date of his service on the Board. In addition, Mr. Avila-Marco will receive meeting fees consistent with that of the Company’s other non-employee directors for fiscal year 2024. Further details regarding the non-employee director compensation program are described under the caption “Director Compensation” in the Company’s proxy statement for its 2023 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 14, 2023.

Mr. Avila-Marco’s appointment, which is effective June 14, 2023, is for a term extending until the Company’s 2024 Annual Meeting of Shareholders. Mr. Avila-Marco was determined by the Board to be “independent” under the requirements of the New York Stock Exchange and under the Company’s Corporate Governance Guidelines. The Board has not appointed Mr. Avila-Marco to any committees of the Board.

Mr. Avila-Marco is not a party to any arrangement or understanding regarding his appointment as an officer and does not have any family relationship with any of the Company’s executive officers or directors. Mr. Avila-Marco is not a party to any transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Avila-Marco’s appointment, the Board approved a resolution to increase the number of board members from eight to nine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 14, 2023

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Vice President, General Counsel and Corporate Secretary